Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contacts:	Media Contact:
Keith Terreri or Sheryl Seyer	Cynthia T. Cruz
investorrelations@valortelecom.com	ccruz@valortelecom.com
(972) 373-1296 office	(972) 373-1134 office
(972) 373-1150 facsimile	(469) 420-2540 facsimile

VALOR Communications Group, Inc. Declares Dividend on Common Stock

IRVING, Texas, June 17, 2005 — VALOR Communications Group, Inc. (NYSE:VCG) today announced that the Board of Directors has declared a dividend of $0.36 per share of common stock for shareholders of record on June 30, 2005. The dividend is payable on July 15, 2005, and represents the first full-quarter dividend to be paid by the company. VALOR Communications Group paid a partial dividend for the first quarter of 2005 after its initial public offering in February. As was discussed in VCG’s prospectus, the company anticipates paying a quarterly dividend during 2005 at a rate of $1.44 per year.

About VALOR Communications Group
VALOR Communications Group (NYSE:VCG) is one of the largest providers of telecommunications services in rural communities in the southwestern United States. The company, through its subsidiary VALOR Telecom, offers to residential, business and government customers a wide range of telecommunications services, including: local exchange telephone services, which covers basic dial-tone service as well as enhanced services, such as caller identification, voicemail and call waiting; long distance services; and data services, such as providing digital subscriber lines. VALOR Communications Group is headquartered in Irving, Texas. For more information, visit www.valortelecom.com

Safe Harbor Statement
 Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “projects” and other similar expressions, which are predictions of or indicate future events and trends, typically identify forward-looking statements. Statements in this press release regarding Valor Communications Group’s business which are not historical facts, including the Company’s intention to pay quarterly dividends in 2005, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results or the timing of events to differ materially from those described in the forward-looking statements. We cannot assure you that the expectations discussed in these forward-looking statements will be attained. Some of the factors that could cause actual results or the timing of certain events to differ from those described in these forward-looking statements include, without limitation: our leverage and debt service obligations; the terms of our credit facility and our rights and obligations there under; any adverse changes in government regulation; the risk that we may not be able to retain existing customers or obtain new customers; the risk of increased competition in the markets we serve; our financial position, results of operations and availability of capital; and other risks detailed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, the risks described in our Prospectus dated February 8, 2005, relating to the Company’s initial public offering of common stock and in our Annual Report on Form 10-K filed on March 31, 2005 with the Securities and Exchange Commission. We disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, the occurrence of future events or otherwise, except as required by law.

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